AGREEMENT RELATING TO
SALE AND ASSIGNMENT OF MEMBERSHIP INTEREST

This AGREEMENT RELATING TO SALE AND ASSIGNMENT OF MEMBERSHIP INTEREST (the “Agreement”) is made as of this 13th day of December, 2013, by and between NEW VALLEY REAL ESTATE LLC (“NV”) and PRUDENTIAL REAL ESTATE FINANCIAL SERVICES OF AMERICA, INC. (“Seller”) (together, NV and Seller are the “Parties”).

Recitals

A.    Seller is a member of Douglas Elliman Realty , LLC formerly known as Montauk Battery Realty, LLC (the “Company”) and, along with Dorothy Herman (“Herman”), DTHY Realty, Inc. (“DTHY”), NV (formerly known as New Valley Real Estate Corporation), New Valley Mortgage Corporation n/k/a New Valley Mortgage LLC (“NV Mortgage”) (collectively, along with Seller, the “Members”), is a party to the Operating Agreement of the Company dated December 17, 2002, as amended (the “Operating Agreement”).
B.    On or about January 9, 2013, Seller filed with the American Arbitration Association a demand for arbitration and Statement of Claim against the Company and other respondents seeking certain forms of relief. On the same day, Seller sent a letter demanding that the Company purchase its entire 20.59% membership interest in the Company (“the Interest”) in accordance with Section 15.5 of the Operating Agreement. The arbitration was assigned AAA Case No. 13 115 00077 13 (the “Arbitration”). On or about February 8, 2013, the Company and the other respondents therein filed a response to Seller’s original Statement of Claim. On or about May 22, 2013, Seller filed an Amended Statement of Claim. On or about June 18, 2013, the Company and the other respondents therein filed an answering statement to the Amended Statement of Claim.
C.    Seller, the Company, Herman, DTHY, NV, NV Mortgage and the other persons named as parties thereto will as a condition to the Closing of this Agreement, execute and deliver that certain Settlement Agreement and Mutual Release in the form of Exhibit A hereto (the “Settlement Agreement”). The terms of the Settlement Agreement are incorporated by reference herein.
D.    In connection with the Settlement Agreement, Seller desires to sell and assign the Interest to NV, and the Company and NV desire that NV accept such assignment and acquire the Interest from Seller, on and subject to the terms set forth herein.
E.    Seller, Herman, DTHY, NV, and NV Mortgage, as the Members of the Company, desire to approve the sale and assignment contemplated herein.

2707264.8

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NV and Seller agree as follows:

1.    SALE AND ASSIGNMENT. Subject to the terms and conditions hereof, Seller hereby sells and assigns the Interest, free and clear of all liens, claims and encumbrances, to NV and NV hereby purchases the Interest, free and clear of all liens, claims and encumbrances from Seller, at a purchase price (the “Purchase Price”) of Sixty Million Dollars ($60,000,000), paid by wire transfer of immediately available funds to the following account:
Account Name: Prudential Real Estate Financial Services of America
Account No.: 304 238 244
Bank Name: JP Morgan Chase
ABA No.: 021-000-021
Reference: D. Elliman Sale and Assignment

2.    SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents, warrants and covenants to NV as follows, effective as of the date hereof:
2.1    Ownership of Interests. Seller is the sole record and beneficial owner of the Interest and, upon delivery of the Consent (as defined below), has the right to sell, and is hereby selling and assigning, the Interest free and clear of any and all liens, claims, encumbrances, pledges or restrictions of any kind whatsoever.
2.2    Authority; Binding Nature of Agreement. Subject to the delivery of the Consent, Seller has all necessary right, authority and capacity to enter into this Agreement and to carry out its obligations hereunder. Subject to the delivery of the Consent, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Seller and no other proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.
2.3    No Breach. Seller’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not:
(i)    violate any judgment, order, injunction, decree or award against, or binding upon Seller or the Interest;
(ii)    subject to the delivery of the Consent, violate, conflict with or otherwise breach the terms of any instrument, agreement or understanding, written or oral, to which Seller is a party or is or the Interest is otherwise bound; or
(iii)    violate any law or regulation of any jurisdiction relating to Seller or the Interest.

2.4    Compliance with Law; No Claims. As of the date of this Agreement, Seller is not aware of any current or threatened claim against the Company, its Managers or its Members by any party which could have a material adverse effect on the Company, other than that certain action entitled BRER Affiliates LLC v. Douglas Elliman Commercial, LLC et al., Case No. 30-2013-00666361-CU-BC-CIC (California Superior Court, County of Orange) filed on August 1, 2013. The representation and warranty contained in this Section 2.4 shall not apply, and NV shall have no claim of breach against Seller, with respect to any matter of which the Company is, as of the date hereof, aware.
2.5    Untrue or Omitted Facts.
(i)     No representation, warranty or statement by Seller in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make such representation, warranty or statement not misleading.

(ii)     There is no unfulfilled agreement or commitment made by Seller for or on behalf of the Company; and there is no liability or obligation incurred on behalf of the Company by Seller.

2.6    No Further Interest. Upon the Closing (as hereinafter defined) the Seller (a) will cease to be a member of the Company and will cease to be a party to the Operating Agreement, (b) will have no voting, economic, beneficial or any other interest in, or rights with respect to, the Company (except for rights arising under this Agreement or the Settlement Agreement) whether arising under the Operating Agreement or otherwise and (c) will cease to have the right to designate a manager to the Board of Managers of the Company. The Operating Agreement shall be deemed amended accordingly.
3.    NV’S REPRESENTATIONS AND WARRANTIES. NV represents, warrants and covenants to Seller as follows, effective as of the date hereof:
3.1    Authority; Binding Nature of Agreement. Subject to the execution and delivery of the Consent and Resolutions (as hereinafter defined), NV has all necessary right, authority and capacity to enter into this Agreement and to carry out its obligations hereunder. Subject to the execution and delivery of the Consent and the Resolutions, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by NV and no other proceedings on the part of NV are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding agreement of NV, enforceable against NV in accordance with its terms.
3.2    No Breach. NV’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not:
(iv)     violate any judgment, order, injunction, decree or award against, or binding upon NV;

(v)    subject to the execution and delivery of the Consent and Resolutions, violate, conflict with or otherwise breach the terms of any instrument, agreement or understanding, written or oral, to which NV is a party or is otherwise bound; or
(vi)    violate any law or regulation of any jurisdiction relating to NV.
3.3    Untrue or Omitted Facts. No representation, warranty or statement by NV in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make such representation, warranty or statement not misleading.
3.4    Investor Representations.
(a)    NV (i) is an “accredited investor” as that term is defined in Regulation D adopted under the Securities Act of 1933, as amended (the “Securities Act”), (ii) has knowledge in business and financial matters such that it is fully capable of evaluating the risks and merits of an investment in the Interest, and (iii) is able to bear the risk of a complete loss of its investment in the Interest.
(b)    NV is purchasing the Interest for its own account for investment purposes and not with the intent to make any distribution thereof.
(c)    NV understands that the Interest has not been registered under the Securities Act or any applicable state securities laws and may not be reoffered, resold, pledged or otherwise transferred directly or indirectly by the undersigned, except in compliance with the registration requirements of such laws or applicable exemptions therefrom.
(d)    NV (i) has an existing equity investment in the Company, (ii) has affiliates that serve on the Company’s board of managers, and (iii) has conducted its own due diligence and, subject to the terms of the Agreement, including the representations, warranties and covenants contained therein, is in possession of all information regarding the Company which it deems relevant in connection with its purchase of the Interest.
4.    CLOSING. The closing of the transactions contemplated hereunder shall take place simultaneous with the execution and delivery of this Agreement (the “Closing” or “Closing Date”).
5.    ADDITIONAL DELIVERIES AT THE CLOSING. At the Closing, simultaneous with the execution and delivery of this Agreement:
5.1    Seller and NV shall deliver to one another a fully executed Settlement Agreement, which shall constitute the legal, valid and binding agreement of the parties thereto, enforceable in accordance with its terms.
5.2    Seller and NV shall deliver to one another a fully executed member consent in the form of Exhibit B hereto (the “Consent”).
5.3    Seller shall deliver to the Company a letter pursuant to which the Seller acknowledges it is no longer a member of the Company or a party to the Operating Agreement, the Seller’s designee to the Board of Managers of the Company resigns his position thereon and the Seller acknowledges that it is no longer entitled to designate a Manager of the Company.
5.4    NV shall deliver (and Seller shall cooperate with respect to) a unanimous written consent or other appropriate resolutions (“Resolutions”) of the Board of Managers of the Company approving the Settlement Agreement, this Agreement, and the transactions contemplated thereby and hereby.
6.    SURVIVAL. All representations, warranties, covenants and agreements of each Party hereunder shall survive the Closing.
7.    EXPENSES. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring said fees, costs or expenses; provided, however, that in any dispute arising from this Agreement, the prevailing Party shall be entitled to reimbursement from the other Party of reasonable attorneys’ fees and costs incurred in connection with the resolution thereof.
8.    BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective, successors and assigns, provided that this Agreement may not be assigned by either Party without the consent of the other Party.
9.    GOVERNING LAW. This Agreement is deemed entered into in the State of New York, where the Parties maintain a substantial physical presence, and shall be construed and interpreted in accordance with the laws of the State of New York.
10.    ENTIRE AGREEMENT. This Agreement and the Settlement Agreement contain the entire agreement between the Parties hereto. The terms of this Agreement and the Settlement Agreement are contractual and may not be modified orally except by a written instrument duly signed by each and every party hereto or thereto, as applicable.
11.    JURISDICTION. Each Party hereto hereby irrevocably and unconditionally: (i) consents and submits for itself and its property in any action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the federal courts located within the Southern District of New York and state courts located within the County of New York in the State of New York; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its or his address set forth in Section 12 of this Agreement or at such other address of which the sender shall have been previously notified in writing and in accordance with Section 12; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.
12.    NOTICES. All notices, consents, demands, or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered during business hours to the appropriate location described below or three business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

Seller:
The Prudential Real Estate Financial Services of America, Inc.
c/o Prudential Capital Group
100 Mulberry Street, Gateway Center Three, Floor
18, NJ-05-18-03
Newark, NJ 07102-4077
Attn: Paul H. Procyk, Senior Vice President

and

c/o Prudential Capital Group
4 Embarcadero Center, Suite 2700
San Francisco, CA 94111
Attn: James Evert

NV:
New Valley Real Estate LLC
c/o Vector Group Ltd.
4400 Biscayne Blvd., 10th Floor
Miami, FL 33137
Attn: Marc Bell, Vice President and General Counsel

and

Douglas Elliman Realty, LLC
575 Madison Avenue
New York, NY 10022
Attn: Kenneth I Haber, Executive Vice President and General Counsel

With a copy to:

Brian K. Ziegler, Esq.
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, NY 11554

Any Party may change its address for notice or other communications at any time by furnishing notice to the other Party in the manner described above.

13.    SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and only to the extent such provision shall be held to be invalid or unenforceable and shall not in any way affect the validity or enforceability of the other provisions hereof, all of which provisions are hereby declared severable, and this Agreement shall be carried out as if such invalid or unenforceable provision or portion thereof was not embodied herein.
14.    REPRESENTATION BY COUNSEL; INTERPRETATION. The Parties each acknowledge that it has been represented by counsel, or has been afforded the opportunity to be represented by counsel, in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived by the Parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the Parties hereto.
15.    HEADINGS. The headings or captions in this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the Parties or affect any of the provisions of this Agreement.
16.    COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original. Signatures hereto which are transmitted via fax or PDF shall be deemed original signatures.
17.    INDEMNIFICATION. The Seller agrees to indemnify, defend and hold harmless NV from and against any loss, liability, claim, damage or expenses (including reasonable attorneys’ fees and expenses (collectively, “Losses”) which NV may incur as a result of or in connection with any breach or inaccuracy of any representation, warranty or covenant made by the Seller herein. NV agrees to indemnify, defend and hold harmless the Seller from and against any Losses which the Seller may incur as a result of or in connection with any breach or inaccuracy of any representation or warranty made by NV herein.
18.    FURTHER ASSURANCES. The Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents and (iii) to do such other acts and things, all as the other Party may reasonably request for the purpose of accomplishing and/or completing the sale and assignment of the Interest contemplated hereunder.
19.    JURY WAIVER. Each party hereto hereby knowingly, voluntarily and intentionally waives any right to trial by jury in any action to enforce the terms of this Agreement. The parties agree and consent that any such action to enforce the terms of this Agreement shall be decided by a court without a jury, and that any party to this Agreement may file an original counterpart or a copy of this Section with any court as written evidence of the Parties’ express waiver of their right to trial by jury. The Parties acknowledge that they have had the opportunity to consult with counsel regarding this Section, that they fully understand its terms, content and effect, and that they voluntarily and knowingly agree to the terms of this Section. This waiver constitutes a material inducement for the Parties to enter into this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

NV: NEW VALLEY REAL ESTATE LLC By: /s/ Howard M. Lorber Name: Howard M. Lorber Title: Manager Dated: December 13, 2013	SELLER: PRUDENTIAL REAL ESTATE FINANCIAL SERVICES OF AMERICA, INC. By: /s/ Paul H. Procyk Name: Paul H. Procyk Title: Vice President Dated: December 13, 2013

EXHIBIT A
SETTLEMENT AGREEMENT
(See attached)

EXHIBIT B
MEMBER CONSENT

Reference is made to the Agreement Relating to the Sale and Assignment of Membership Interests (the “Agreement”) dated December 13, 2013, by and between New Valley Real Estate LLC and Prudential Real Estate Financial Services of America, Inc. (“Seller”). The undersigned Members of Douglas Elliman Realty, LLC (the “Company”) acknowledge that the Agreement may not comply with the provisions of the Operating Agreement of the Company, as amended (the “Operating Agreement”), insofar as the Operating Agreement addresses the sale and assignment of the membership interest in the Company by the Seller (the “Sale and Assignment”). Nonetheless, the undersigned hereby consent to the Sale and Assignment on the terms set forth in the Agreement notwithstanding such non-compliance.

PRUDENTIAL REAL ESTATE
FINANCIAL SERVICES OF AMERICA, INC.

By: _/s/ Paul H. Procyk_____
Name:     Paul H. Procyk
Title:     Vice President
Dated: December 13, 2013

DOROTHY HERMAN

_/s/ Dorothy Herman _______
Dated: December 13, 2013

DTHY REALTY, INC.

By: _/s/ Dorothy Herman ___
Name: Dorothy Herman
Title: President
Dated: December 13, 2013

NEW VALLEY REAL ESTATE LLC

By: _/s/ Howard M. Lorber
Name: Howard M. Lorber
Title: Manager
Dated: December 13, 2013

NEW VALLEY MORTGAGE LLC

By: _/s/ Howard M. Lorber
Name: Howard M. Lorber
Title: Manager
Dated: December 13, 2013